                                                   SCANA Corporation
                                           Pro Forma Condensed Balance Sheet
                                                  As of June 30, 2001
                                                      (unaudited)
                                                 (Dollars in millions)

                                                          Maximum                     Additional
                                            SCANA        Financing                     Financing         Pro Forma
                                           Per 10-Q     Adjustments       Pro Forma   Adjustments        As Adjusted
Assets

Utility Plant, Net                         $  5,026                       $   5,026                      $   5,026
--------------------------------------------------------------------------------------------------------------------
Nonutitility Property and Investments
 (net of accumulated depreciation)              326                             326                            326
--------------------------------------------------------------------------------------------------------------------
Current Assets:

Cash and temporary investments                  185          1,471 (1)        2,931          285 (12)        3,216
                                                                   (5)
                                                               895
                                                               380 (8)

Other current assets                          1,596                           1,596                          1,596
--------------------------------------------------------------------------------------------------------------------
Total Current Assets                          1,781          2,746            4,527          285             4,812
--------------------------------------------------------------------------------------------------------------------
Deferred Debits                                 715             40 (1)          775           15 (12)          790
                                                                20 (8)
--------------------------------------------------------------------------------------------------------------------
Total                                      $  7,848       $  2,806        $  10,654     $    300         $  10,954
====================================================================================================================

Capitalization and Liabilities
Stockholders' Investment:
Common Equity                              $  2,304            748 (1)    $   3,015                      $   3,015
                                                               (37)(1)
Preferred Stock (not subject to
  sinking fund requirements)                    106                             106                            106
--------------------------------------------------------------------------------------------------------------------
Total Stockholders' Investment                2,410            711            3,121            -             3,121
--------------------------------------------------------------------------------------------------------------------
Preferred Stock (subject to sinking
  fund requirements)                             10                              10                             10
--------------------------------------------------------------------------------------------------------------------
SCE&G-Obligated Mandatorily Redeemable
 Preferred Securities of SCE&G's
 Subsidiary Trust, SCE&G Trust I,
 holding solely $50 million principal
 amount of the 7.55% Junior Subordinated
 Debentures of SCE&G, due 2027                   50                              50                             50
--------------------------------------------------------------------------------------------------------------------
Long-Term Debt, net                           2,950            800 (1)        4,150          300 (12)        4,450
--------------------------------------------------------------------------------------------------------------------
                                                               400 (8)

Total Capitalization                          5,420          1,911            7,331          300             7,631

Current Liabilities                           1,170            895 (5)        2,065                          2,065

Deferred Credits                              1,258                           1,258                          1,258
--------------------------------------------------------------------------------------------------------------------
Total                                      $  7,848       $  2,806        $  10,654     $    300         $  10,954
====================================================================================================================

                                                   SCANA Corporation
                                        Pro Forma Condensed Statement of Income
                                           Twelve Months Ended June 30, 2001
                                                      (unaudited)
                                    (Dollars in millions, except per share amounts)

                                          12 Months       Maximum                     Additional         Pro Forma
                                            Ended        Financing                     Financing         As Adjusted
                                        June 30, 2001   Adjustments       Pro Forma   Adjustments       June 30, 2001

Operating Revenues                         $  4,009                       $   4,009                      $   4,009
--------------------------------------------------------------------------------------------------------------------
Operating Expenses                            3,459                           3,459                          3,459

Operating Income                                550              -              550            -               550

Other Income                                    611                             611                            611
--------------------------------------------------------------------------------------------------------------------
Income Before Interest Charges,
 Income Taxes and Preferred
 Stock Dividends                              1,161              -            1,161            -             1,161

Interest Charges, net                           237              4 (2)          369            2 (13)          389
                                                                48 (3)                        18 (14)
                                                                54 (6)
                                                                 2 (9)
                                                                24 (10)
--------------------------------------------------------------------------------------------------------------------
Income Before Income Taxes and
 Preferred Stock Dividends                      924           (132)             792          (20)              772

Income Taxes                                    331            (20)(4)          280           (8)(15)          272
                                                               (21)(7)
                                                               (10)(11)

Income Before Preferred Stock Dividends         593            (81)             512          (12)              500

Preferred Dividend Requirement
 of SCE&G-Obligated Mandatorily
 Redeemable Preferred Securities                  4                               4                              4
--------------------------------------------------------------------------------------------------------------------
Income Before Preferred Stock
 Cash Dividends of Subsidiary                   589            (81)             508          (12)              496

Preferred Stock Cash Dividends
  of Subsidiary (at stated rates)                 7                               7                              7
--------------------------------------------------------------------------------------------------------------------
Net Income                                 $    582       $    (81)       $     501     $    (12)        $     489
====================================================================================================================

                NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

These Pro Forma Condensed Financial Statements are presented for the purpose of
(a) providing the adjustments that would be required if the current financing authority authorized by the Commission were fully utilized, and (b) providing adjustments that would be required if the current request for increased financing authority were granted and subsequently fully utilized. For purposes of the pro forma balance sheet, the adjustments are presented as if the financing occurred on June 30, 2001. For purposes of the pro forma Statement of Income, the adjustments are presented as if the transactions occurred at the beginning of the twelve month period ended June 30, 2001.

1. To record increased capitalization of $1,548 million ($800 million of debt and $748 million of common stock) to reflect the maximum amount originally authorized by the PUHCA order of February 2000 and amended by the PUHCA order of January 2001, computed as follows, assuming issue cost of 5%.

          Current financing authority              $ 2,450 million
          Debt issued to finance acquisition           700 million
          Debt issued for other purposes               202 million
                                                   -------
          Remaining financing authority            $ 1,548 million
                                                   =======

2.   To amortize debt issue costs of $40 million over a 10 year period.

3. To record interest expense on increased debt ($800 million) at an assumed rate of 6%.

4.   To record the tax effect of Notes 1 and 2 at an assumed effective rate of
     39%.
       Note 2.  Tax effect of $15,600,000    Note 3.  Tax effect of $18,720,000

5. To record increased short-term debt to reflect the maximum amount originally authorized by the PUHCA order of February 2000 and amended by the PUHCA order of January 2001, computed as follows:

                                     SCANA          SCE&G          PSNC
     Current financing authority     $ 450 million  $ 300 million  $ 200 million
     Debt issued                         0 million     55 million      0 million
                                     -----          -----          -----
     Remaining financing authority   $ 450 million  $ 245 million  $ 200 million
                                     =====          =====          =====

       Total Remaining Financing Authority $895 million

6. To record interest expense on increased short-term debt ($895 million) at an assumed rate of 6%.

7.   To record the tax effect of Note 6 at an assumed effective rate of 39%.

8. To record issuance of long-term debt of $400 million as approved by the South Carolina Public Service Commission, assuming issue costs of 5%.

9.   To amortize debt issue costs of $20 million over a 10 year period.

10. To record interest expense on increased debt ($400 million) at an assumed rate of 6%.

11. To record the tax effect of Notes 9 and 10 at an assumed effective rate of 39%.
       Note 9.  Tax effect of $780,000    Note 10.  Tax effect of $9,360,000

12. To record increased long-term debt to reflect authorization requested in this U-1 amendment, computed as follows, assuming issue costs of 5%:

          Current financing authority              $ 150 million
          Debt issued                                150 million
                                                   -----
          Remaining financing authority            $   - million
                                                   =====

          Current financing authority              $ 150 million
          Additional authority requested             300 million
                                                   -----
          Authority if request approved            $ 450 million
                                                   =====

13.  To amortize debt issue costs of $15 million over a 10 year period.

14. To record interest expense on increased debt ($300 million) at an assumed rate of 6%.

15. To record the tax effect of Notes 13 and 14 at an assumed effective rate of 39%.
       Note 13.  Tax effect of $585,000    Note 14.  Tax effect of $7,020,000